Exhibit 99.1

RE/MAX HOLDINGS, INC.

REPORTS FIRST QUARTER 2026 RESULTS

Total First Quarter Revenue of $70.2 Million, Adjusted EBITDA of $15.6 Million

DENVER, May 8, 2026

First Quarter 2026 Highlights

(Compared to first quarter 2025 unless otherwise noted)

▪	Total Revenue decreased 5.7% to $70.2 million
▪	Revenue excluding the Marketing Funds[1] decreased 4.0% to $53.4 million, driven by a negative organic revenue growth[2] of 4.7% partially offset by growth from foreign currency movements of 0.7%
▪	Net income (loss) attributable to RE/MAX Holdings, Inc. of ($9.7) million and income per diluted share (GAAP EPS) of (0.48)
▪	Adjusted EBITDA[3] decreased 19.3% to $15.6 million, Adjusted EBITDA margin[3] of 22.2% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.16
▪	Total agent count increased 2.1% to 149,192 agents
▪	U.S. and Canada combined agent count decreased 2.3% to 73,292 agents

Transaction with The Real Brokerage Inc.

On April 26, 2026, RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX) entered into a definitive Arrangement Agreement and Plan of Merger (the “Merger Agreement”) with The Real Brokerage Inc. ("Real"), under which Real will acquire RE/MAX Holdings to create a leading technology-enabled global real estate platform named Real REMAX Group (the “Merger”). Under the terms of the Merger Agreement, RE/MAX Holdings shareholders will have the right to elect to receive 5.154 shares of Real REMAX Group or $13.80 in cash for each RE/MAX Holdings share, subject to proration such that the aggregate cash proceeds to RE/MAX Holdings shareholders in the transaction will be no less than $60 million and no greater than $80 million. Real shareholders will receive 1 share of Real REMAX Group for each Real share.5 The transaction is expected to close in the second half of 2026, subject to customary closing conditions, including stockholder approvals and regulatory approvals.

In light of the proposed merger, the Company is not hosting a quarterly earnings call and does not expect to do so for future quarters. In addition, the Company does not intend to provide quarterly or annual guidance while the transaction is pending.

For additional information regarding the Merger, see the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2026.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 1 of 19

First Quarter 2026 Operating Results

Agent Count

The following table compares agent count as of March 31, 2026 and 2025:

	As of March 31,		Change
	2026	2025	#	%
U.S.	47,443	49,854	(2,411)	(4.8)
Canada	25,849	25,156	693	2.8
Subtotal	73,292	75,010	(1,718)	(2.3)
Outside the U.S. & Canada	75,900	71,116	4,784	6.7
Total	149,192	146,126	3,066	2.1

Revenue

RE/MAX Holdings generated revenue of $70.2 million in the first quarter of 2026, a decrease of $4.2 million, or 5.7%, compared to $74.5 million in the first quarter of 2025. Revenue excluding the Marketing Funds was $53.4 million in the first quarter of 2026, a decrease of $2.2 million, or 4.0%, versus the same period in 2025. The decrease in Revenue excluding the Marketing Funds was attributable to a decline in organic revenue of 4.7%, partially offset by foreign currency movements of 0.7%. The decline in organic revenue was driven mainly by modifications to the Company’s standard fee models, including the Aspire and Ascend programs and a decrease in U.S. agent count; partially offset by an increase in Broker fees primarily from incentives related to modifications to the Company’s standard fee models, including Aspire and Ascend.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $3.8 million, or 10.2%, compared to the first quarter of 2025 and accounted for 62.5% of Revenue excluding the Marketing Funds in the first quarter of 2026 compared to 66.8% in the prior-year period.

Operating Expenses

Total operating expenses were $78.1 million for the first quarter of 2026, an increase of $9.0 million, or 13.0%, compared to $69.1 million in the first quarter of 2025. First quarter 2026 total operating expenses increased primarily due to Settlement charges, and an increase in Selling, operating and administrative expenses, partially offset by a decrease in Marketing Funds expenses, and Depreciation and amortization expenses.

Selling, operating and administrative expenses were $46.8 million in the first quarter of 2026, an increase of $3.8 million, or 8.8%, compared to the first quarter of 2025 and represented 87.7% of Revenue excluding the Marketing Funds, compared to 77.4% in the prior-year period. First quarter 2026 Selling, operating and administrative expenses increased primarily due to an increase in transaction costs related to the Merger, an increase in expenses from our annual REMAX agent convention, higher investments in technology, partially offset by a decrease in personnel related expenses.

Net Income (loss) and GAAP EPS

Net loss attributable to RE/MAX Holdings was ($9.7) million for the first quarter of 2026 compared to net loss of ($2.0) million for the first quarter of 2025. Reported basic and diluted GAAP earnings per share were ($0.48) each for the first quarter of 2026 compared to basic and diluted GAAP earnings per share were ($0.10) each for the first quarter of 2025.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 2 of 19

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $15.6 million for the first quarter of 2026, a decrease of $3.7 million, or 19.3%, compared to the first quarter of 2025. First quarter 2026 Adjusted EBITDA decreased due to lower revenue driven by modifications to the Company’s standard fee models, including the Aspire and Ascend programs and a reduction in U.S. agent count, increases to events-related expenses, and investments in technology; partially offset by certain lower personnel-related expenses. Adjusted EBITDA margin was 22.2% in the first quarter of 2026, compared to 25.9% in the first quarter of 2025.

Adjusted basic and diluted EPS were $0.16 each for the first quarter of 2026 compared to Adjusted basic and diluted EPS of $0.24 each for the first quarter of 2025. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended March 31, 2026, assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 62.0% for the quarter ended March 31, 2026.

Balance Sheet

As of March 31, 2026, the Company had cash and cash equivalents of $107.1 million, a decrease of $11.6 million from December 31, 2025. As of March 31, 2026, the Company had $436.0 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $436.8 million as of December 31, 2025.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended
	March 31,
	2026	2025
Revenue excluding the Marketing Funds:
Total revenue	$70,228	$74,467
Less: Marketing Funds fees	16,866	18,864
Revenue excluding the Marketing Funds	$53,362	$55,603

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its second anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4To be adjusted to reflect 10-for-1 share consolidation of Real shares immediately prior to closing.

5Following a 10-for-1 consolidation of Real’s shares.

# # #

RE/MAX Holdings, Inc. – First Quarter 2026	Page 3 of 19

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the REMAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. REMAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 145,000 agents in nearly 8,500 offices and a presence in more than 120 countries and territories, nobody in the world sells more real estate than REMAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX Holdings launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first and only national mortgage brokerage franchise brand in the U.S., has offices across more than 40 states.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 4 of 19

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; Motto open offices; franchise sales; revenue; the Company’s statements regarding the proposed merger transaction and anticipated benefits of the Merger including the Company’s expectations of no longer providing guidance or conducting quarterly earnings calls while the merger transaction is pending; housing and mortgage market conditions; the Company’s commitment to innovation and delivering an elevated experience; enhancing our value proposition; our profitability and margin performance exceeding expectations; our new Marketing Studio (formerly known as “Marketing as a Service (MaaS)”) platform and economic models and the impact thereof; our strengthened leadership team; the completion of the Merger and the expected timeline; and the ability to satisfy all closing conditions, including the receipt of required approvals for the Merger. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, including enacted and proposed tariffs and other trade policies which could impact the global economy, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to recent changes in the Company’s leadership team, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, (11) Real’s and RE/MAX Holdings’ ability to consummate the Merger on the expected timeline or at all, (12) Real’s and RE/MAX Holdings’ ability to obtain the necessary regulatory approvals in a timely manner and the risk that such approvals are not obtained or are obtained subject to conditions that are not anticipated, (13) Real’s or RE/MAX Holdings’ ability to obtain approval of their shareholders, (14) the risk that a condition of closing of the Merger may not be satisfied or that the closing of the Merger might otherwise not occur, (15) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Real or RE/MAX Holdings to pay a termination fee, (16) the diversion of management time on Merger-related issues; risks related to disruption from the Merger, including disruption of management time from current plans and ongoing business operations due to the Merger and integration matters, (17) the risk that the Merger and its announcement could have an adverse effect on Real’s and RE/MAX Holdings’ ability to retain agents, franchisees and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, (18) unexpected costs, charges or expenses resulting from the Merger, (19) potential litigation relating to the Merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (20) the ability of the combined company to achieve the synergies and other anticipated benefits expected from the Merger or such synergies and other anticipated benefits taking longer to realize than anticipated, (21) the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated, (22) Real’s ability to integrate RE/MAX Holdings promptly and effectively, (23) anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations, (24) certain restrictions during the pendency of the Merger that may impact Real’s or RE/MAX Holdings’ ability to pursue certain business opportunities or strategic transactions or otherwise operate their respective businesses, and (25) other risk factors detailed from time to time in Real’s and RE/MAX Holdings’ reports filed with the SEC and Real’s reports filed with Canadian securities regulators, including Real’s annual report on Form 40-F, current reports on Form 6-K and other documents filed with the SEC, and RE/MAX Holdings’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC and Real’s audited annual financial statements and annual management’s discussion and analysis for the financial year ended December 31, 2025 and Annual Information Form dated March 4, 2026 filed with Canadian securities regulators, including documents that will be filed with the SEC and Canadian securities regulators in connection with the Merger.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 5 of 19

These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement and the Real management information circular that will each be filed with the SEC and Canadian securities regulators, as applicable, in connection with the Merger. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements/forward-looking information. You should not place undue reliance on any of these forward-looking statements/forward-looking information as they are not guarantees of future performance or outcomes; actual performance and outcomes, including, without limitation, Real’s or RE/MAX Holdings’ actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which Real or RE/MAX Holdings operate, may differ materially from those made in or suggested by the forward-looking statements/forward-looking information contained in this press release. Neither Real nor RE/MAX Holdings assumes any obligation to publicly provide revisions or updates to any forward-looking statements/forward-looking information, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this press release nor the continued availability of this press release in archive form on Real’s or RE/MAX Holdings’ website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Important Information and Where to Find It

In connection with the Merger, Real and RE/MAX Holdings will file relevant materials with the SEC and Canadian securities regulators, as applicable, including a management information circular of Real and a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of RE/MAX Holdings and prospectus of Real REMAX Group. Real’s management information circular will be mailed to securityholders of Real and the proxy statement/prospectus will be mailed to shareholders of each of RE/MAX Holdings and Real, in each case seeking their respective approval of the Merger and other related matters. This press release is not a substitute for the Registration Statement, the proxy statement/prospectus, the Real management information circular or any other document that Real or RE/MAX Holdings (as applicable) may file with the SEC and Canadian securities regulators, as applicable, in connection with the Merger.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF REAL AND RE/MAX HOLDINGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE REAL MANAGEMENT CIRCULAR, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 6 of 19

Investors and security holders may obtain free copies of the Registration Statement, the Real management information circular and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Real or RE/MAX Holdings, without charge at the SEC’s Internet website (http://www.sec.gov) and under Real’s profile on SEDAR+ at www.sedarplus.ca, as applicable. Copies of the documents filed with the SEC and the Canadian securities regulators by Real will be available free of charge on Real’s internet website at https://investors.onereal.com or by contacting Real’s investor relations contact at investors@therealbrokerage.com. Copies of the documents filed with the SEC by RE/MAX Holdings will be available free of charge on RE/MAX Holdings’ internet website at https://investors.remaxholdings.com or by contacting RE/MAX Holdings’ investor relations contact at investorrelations@remax.com. The information included on, or accessible through, Real’s website or RE/MAX Holdings’ website is not incorporated by reference into this press release or Real’s and RE/MAX Holdings’ respective filings with the SEC and Canadian securities regulators, as applicable.

Participants in the Solicitation

Real, RE/MAX Holdings, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about the directors and executive officers of Real is set forth in its management information circular for its 2026 annual meeting of shareholders, which was filed with the Canadian securities regulators on April 24, 2026 (the “Real Annual Meeting Circular”) and in its Form 6-K, which was filed with the SEC on April 24, 2026. Please refer to the sections captioned “Election of Directors,” “Statement of Corporate Governance Practices,” and “Compensation Discussion and Analysis” in the Real Annual Meeting Circular. To the extent holdings of such participants in Real’s securities have changed since the amounts described in the Real Annual Meeting Circular, such changes have been reflected on a Notice of Proposed Sale of Securities pursuant to Rule 144 under the U.S. Securities Act on Form 144 filed with the SEC and in insider reports filed with the Canadian securities regulators on SEDI at wwww.sedi.ca. Information about the directors and executive officers of RE/MAX Holdings is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 3, 2025 (the “RE/MAX Holdings Annual Meeting Proxy Statement”) and in its Form 8-K, which was filed with the SEC on May 20, 2025. Please refer to the sections captioned “Corporate Governance,” “Director Compensation,” “Information about Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the RE/MAX Holdings Annual Meeting Proxy Statement. To the extent holdings of such participants in RE/MAX Holdings’ securities have changed since the amounts described in the RE/MAX Holdings Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1581091&owner=exclude under the tab “Ownership Disclosures.” These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Real management circular and the proxy statement/prospectus and the other relevant materials filed with the SEC and Canadian securities regulators, as applicable, when they become available.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act and otherwise in accordance with applicable Canadian securities laws.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 7 of 19

Investor Contact:	Media Contact:
Joe Schwartz	Keri Henke
(303) 796-3693	(303) 796-3424
joe.schwartz@remax.com	khenke@remax.com

RE/MAX Holdings, Inc. – First Quarter 2026	Page 8 of 19

TABLE 1

RE/MAX Holdings, Inc.

Consolidated Statements of Income (Loss)

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Continuing franchise fees	$25,791	$29,351
Annual dues	7,558	7,789
Broker fees	12,611	11,431
Marketing Funds fees	16,866	18,864
Franchise sales and other revenue	7,402	7,032
Total revenue	70,228	74,467
Operating expenses:
Selling, operating and administrative expenses	46,811	43,028
Marketing Funds expenses	16,866	18,864
Depreciation and amortization	5,875	6,589
Settlement and impairment charges	8,500	619
Total operating expenses	78,052	69,100
Operating income (loss)	(7,824)	5,367
Other expenses, net:
Interest expense	(7,158)	(7,924)
Interest income	874	908
Foreign currency transaction gains (losses)	16	283
Total other expenses, net	(6,268)	(6,733)
Income (loss) before provision for income taxes	(14,092)	(1,366)
Provision for income taxes	(1,617)	(1,870)
Net income (loss)	$(15,709)	$(3,236)
Less: net income (loss) attributable to non-controlling interest	(5,968)	(1,278)
Net income (loss) attributable to RE/MAX Holdings, Inc.	$(9,741)	$(1,958)

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$(0.48)	$(0.10)
Diluted	$(0.48)	$(0.10)
Weighted average shares of Class A common stock outstanding
Basic	20,491,629	19,292,210
Diluted	20,491,629	19,292,210

RE/MAX Holdings, Inc. – First Quarter 2026	Page 9 of 19

TABLE 2

RE/MAX Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$107,126	$118,736
Restricted cash	75,496	74,332
Accounts and notes receivable, net of allowances	28,241	26,944
Income taxes receivable	7,937	8,188
Other current assets	14,089	11,940
Total current assets	232,889	240,140
Property and equipment, net of accumulated depreciation	5,674	5,996
Operating lease right of use assets	11,749	12,608
Franchise agreements, net	63,235	67,080
Other intangible assets, net	11,543	10,774
Goodwill	238,854	239,572
Other assets, net of current portion	8,401	6,305
Total assets	$572,345	$582,475
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$6,814	$3,986
Accrued liabilities	106,661	100,927
Income taxes payable	386	105
Deferred revenue	20,112	21,391
Debt	4,600	4,600
Payable pursuant to tax receivable agreements	219	1,542
Operating lease liabilities	9,451	9,217
Total current liabilities	148,243	141,768
Debt, net of current portion	431,362	432,151
Deferred tax liabilities	8,039	8,193
Deferred revenue, net of current portion	12,410	12,859
Operating lease liabilities, net of current portion	11,508	13,514
Other liabilities, net of current portion	2,441	2,978
Total liabilities	614,003	611,463
Commitments and contingencies
Stockholders' equity (deficit):
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 21,232,815 and 20,095,180 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	582,658	578,429
Accumulated deficit	(135,915)	(126,072)
Accumulated other comprehensive income (deficit), net of tax	(598)	54
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	446,147	452,413
Non-controlling interest	(487,805)	(481,401)
Total stockholders' equity (deficit)	(41,658)	(28,988)
Total liabilities and stockholders' equity (deficit)	$572,345	$582,475

RE/MAX Holdings, Inc. – First Quarter 2026	Page 10 of 19

TABLE 3

RE/MAX Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(15,709)	$(3,236)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	5,875	6,589
Equity-based compensation expense	5,316	6,346
Bad debt expense	1,144	1,592
Deferred income tax expense (benefit)	(78)	223
Fair value adjustments to contingent consideration	67	116
Settlement and impairment charges	8,500	619
Debt charges	234	212
Other, net	406	243
Changes in operating assets and liabilities	(7,599)	(7,043)
Net cash (used in) provided by operating activities	(1,844)	5,661
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(2,421)	(1,691)
Net cash used in investing activities	(2,421)	(1,691)
Cash flows from financing activities:
Payments on debt	(1,150)	(1,150)
Dividends and dividend equivalents paid to Class A common stockholders	(103)	(324)
Payments related to tax withholding for share-based compensation	(3,563)	(4,237)
Payment of contingent consideration	(742)	(791)
Other financing	(36)	(29)
Net cash used in financing activities	(5,594)	(6,531)
Effect of exchange rate changes on cash	(587)	180
Net decrease in cash, cash equivalents and restricted cash	(10,446)	(2,381)
Cash, cash equivalents and restricted cash, beginning of period	193,068	169,287
Cash, cash equivalents and restricted cash, end of period	$182,622	$166,906

RE/MAX Holdings, Inc. – First Quarter 2026	Page 11 of 19

TABLE 4

RE/MAX Holdings, Inc.

Agent Count

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025	2024	2024	2024	2024
Agent Count:
U.S.
Company-Owned Regions	41,468	41,998	42,935	43,363	43,543	44,911	46,283	46,780	47,302
Independent Regions	5,975	6,167	6,243	6,306	6,311	6,375	6,525	6,626	6,617
U.S. Total	47,443	48,165	49,178	49,669	49,854	51,286	52,808	53,406	53,919
Canada
Company-Owned Regions	20,780	19,803	20,045	20,060	20,227	20,311	20,515	20,347	20,151
Independent Regions	5,069	5,009	4,975	4,906	4,929	4,860	4,878	4,846	4,885
Canada Total	25,849	24,812	25,020	24,966	25,156	25,171	25,393	25,193	25,036
U.S. and Canada Total	73,292	72,977	74,198	74,635	75,010	76,457	78,201	78,599	78,955
Outside U.S. and Canada
Independent Regions	75,900	75,683	73,349	72,438	71,116	70,170	67,282	64,943	64,332
Outside U.S. and Canada Total	75,900	75,683	73,349	72,438	71,116	70,170	67,282	64,943	64,332
Total	149,192	148,660	147,547	147,073	146,126	146,627	145,483	143,542	143,287

RE/MAX Holdings, Inc. – First Quarter 2026	Page 12 of 19

TABLE 5

RE/MAX Holdings, Inc.

Adjusted EBITDA Reconciliation to Net Income (Loss)

(In thousands, except percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income (loss)	$(15,709)	$(3,236)
Depreciation and amortization	5,875	6,589
Interest expense	7,158	7,924
Interest income	(874)	(908)
Provision for income taxes	1,617	1,870
EBITDA	(1,933)	12,239
Settlement and impairment charges (1)	8,500	619
Equity-based compensation expense	5,316	6,346
Merger transaction costs (2)	2,831	—
Fair value adjustments to contingent consideration (3)	67	116
Other adjustments (4)	776	(33)
Adjusted EBITDA (5)	$15,557	$19,287
Adjusted EBITDA Margin (5)	22.2%	25.9%

(1)	For the three months ended March 31, 2026, represents the settlement of an industry class-action lawsuit. During the three months ended March 31, 2025, represents the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada.
(2)	Represents transaction-related expenses incurred in connection with the pending Merger which primarily consist of legal, advisory, and other professional service fees.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(4)	Other adjustments are primarily losses on disposal of assets for the three months ended March 31, 2026.
(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 13 of 19

TABLE 6

RE/MAX Holdings, Inc.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income (loss)	$(15,709)	$(3,236)
Amortization of acquired intangible assets	3,844	4,384
Provision for income taxes	1,617	1,870
Add-backs:
Settlement and impairment charges (1)	8,500	619
Equity-based compensation expense	5,316	6,346
Merger transaction costs (2)	2,831	—
Fair value adjustments to contingent consideration (3)	67	116
Other adjustments (4)	776	(33)
Adjusted pre-tax net income	7,242	10,066
Less: Provision for income taxes at 25% (5)	(1,811)	(2,517)
Adjusted net income (6)	$5,431	$7,549

Total basic pro forma shares outstanding	33,051,229	31,851,810
Total diluted pro forma shares outstanding	33,051,229	31,851,810

Adjusted net income basic earnings per share (6)	$0.16	$0.24
Adjusted net income diluted earnings per share (6)	$0.16	$0.24

(1)	For the three months ended March 31, 2026, represents the settlement of an industry class-action lawsuit. During the three months ended March 31, 2025, represents the settlement of an immaterial legal matter and an impairment recognized on an office lease in Canada.
(2)	Represents transaction-related expenses incurred in connection with the pending Merger which primarily consist of legal, advisory, and other professional service fees.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(4)	Other adjustments are primarily losses on disposal of assets for the three months ended March 31, 2026.
(5)	The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.
(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 14 of 19

TABLE 7

RE/MAX Holdings, Inc.

Pro Forma Shares Outstanding

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,491,629	19,292,210
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	33,051,229	31,851,810

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	20,491,629	19,292,210
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	—	—
Total diluted pro forma weighted average shares outstanding	33,051,229	31,851,810

(1)	In accordance with the treasury stock method.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 15 of 19

TABLE 8

RE/MAX Holdings, Inc.

Adjusted Free Cash Flow & Unencumbered Cash

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flow from operations	$(1,844)	$5,661
Less: Purchases of property, equipment and capitalization of software	(2,421)	(1,691)
(Increases) decreases in restricted cash of the Marketing Funds (1)	(1,164)	(5,131)
Adjusted free cash flow (2)	(5,429)	(1,161)

Adjusted free cash flow (2)	(5,429)	(1,161)
Less: Tax/Other non-dividend distributions to RIHI	—	—
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	(5,429)	(1,161)

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	(5,429)	(1,161)
Less: Debt principal payments	(1,150)	(1,150)
Unencumbered cash generated (2)	$(6,579)	$(2,311)

Summary
Cash flow from operations	$(1,844)	$5,661
Adjusted free cash flow (2)	$(5,429)	$(1,161)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$(5,429)	$(1,161)
Unencumbered cash generated (2)	$(6,579)	$(2,311)

Adjusted EBITDA (2)	$15,557	$19,287
Adjusted free cash flow as % of Adjusted EBITDA (2)	(34.9)%	(6.0)%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	(34.9)%	(6.0)%
Unencumbered cash generated as % of Adjusted EBITDA (2)	(42.3)%	(12.0)%

(1)	This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) to remove the impact of changes in restricted cash in determining adjusted free cash flow.
(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 16 of 19

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income (loss), Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived based on methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•	these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

RE/MAX Holdings, Inc. – First Quarter 2026	Page 17 of 19

•	these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

•	these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

•	these measures do not reflect the cash requirements for share repurchases;

•	these measures do not reflect the cash requirements for the settlements of certain industry class-action lawsuits and other legal settlements;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•	although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•	other companies may calculate these measures differently so similarly named measures may not be comparable.

Adjusted net income (loss) is calculated as Net income (loss) attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (loss) (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income (loss) and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

•	facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•	facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

RE/MAX Holdings, Inc. – First Quarter 2026	Page 18 of 19

•	eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI, Inc. (“RIHI”), an entity majority owned and controlled by David Liniger, our Chairman and Co-Founder, and by Gail Liniger, our Vice Chair Emerita and Co-Founder, is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

RE/MAX Holdings, Inc. – First Quarter 2026	Page 19 of 19